NEWS RELEASE
FOR IMMEDIATE RELEASE

PolyOne Announces Record Fourth Quarter and Full Year 2014 Results

Fourth Quarter Results

•	Adjusted earnings per share increased 38% to $0.36; GAAP EPS loss of $0.16 primarily due to a mark-to-market pension adjustment and restructuring costs

•	Achieved 21st consecutive quarter of strong double-digit adjusted EPS growth

•	Global Color, Additives & Inks and Global Specialty Engineered Materials overcame headwinds in Europe to deliver record fourth quarter operating income

Full Year Results

•	Led by the Specialty Platform, adjusted earnings per share increased 37% to a record $1.80; GAAP EPS of $0.83 includes a mark-to-market pension adjustment and Spartech restructuring costs

•	40% EPS CAGR driven by relentless focus on specialty transformation and mix improvement

•	Substantial progress made toward achieving 2015 goals and our longer-term vision for 2020

CLEVELAND - January 27, 2015 - Highlighted by several performance records and strong profitability expansion, PolyOne Corporation (NYSE: POL) today reported its fourth quarter and full year results.  Adjusted earnings per share increased 38% to $0.36 for the fourth quarter of 2014, from $0.26 in the fourth quarter of 2013. GAAP loss per share of $0.16 in the fourth quarter of 2014 compared to earnings per share of $0.22 in the fourth quarter of 2013. Special items for the fourth quarter of 2014, the largest of which was the mark-to-market pension adjustment, resulted in a net after-tax charge of $47.5 million, or $0.52 per share (see Attachment 3).

Revenue for the fourth quarter of 2014 was $869 million compared to $924 million in the fourth quarter of 2013. As expected, the revenue decline resulted from ongoing mix improvement, including the exit of unprofitable products associated with the Spartech acquisition and certain operations in Brazil, weaker business conditions in Europe, and unfavorable foreign exchange.

For the full year, revenue in 2014 was $3.84 billion, 2% higher than 2013 revenue of $3.77 billion. This growth, combined with significant profitability expansion, led to adjusted earnings per share for 2014 expanding 37% to an all time record $1.80. GAAP earnings per share were $0.83 for the full year, versus $0.97 in 2013.

“I am very pleased to report outstanding fourth quarter results which extends our streak to 21 consecutive quarters of strong double-digit adjusted earnings per share growth,” said Robert M. Patterson, president and chief executive officer. “Our Specialty platform led the way with Global Color, Additives & Inks and Global Specialty Engineered Materials overcoming difficult economic conditions in Europe and a weaker Euro to deliver record fourth quarter operating income.”

“2014 was yet another great year in our company’s history, underpinned by our unwavering commitment to our four pillar strategy and achieving our aggressive goals. Three of our businesses have already reached their 2015 margin targets with DSS and PP&S having line of sight to getting there this year,” added Mr. Patterson. “Innovation and mix improvement continue to be at the heart of our specialty transformation as 44% of our specialty platform sales were from products introduced in the last five years.”

Bradley C. Richardson, executive vice president and chief financial officer said, “Our strong free cash flow for the year enabled us to repurchase 6.3 million shares of common stock and increase our annual dividend 25%. We also completed the acquisition of Accella, thereby accelerating growth in our Specialty platform." Mr. Richardson added, "With liquidity of $475 million and a net debt to EBITDA of 1.9x, we have ample financial capacity to pursue strategic acquisitions, invest in innovation and continue our share repurchases and dividends.”

Commenting on the company’s outlook, Mr. Patterson said, “We remain focused on executing our strategy and providing exemplary service to our customers. With global markets for our products and services totaling approximately $40 billion in size and trends that favor our light-weight, high performance materials, we see tremendous growth opportunities to pursue and capture regardless of economic conditions.”

Mr. Patterson added, “I am confident we will deliver another year of strong double-digit adjusted EPS growth in 2015, and I look forward to further expanding on our Platinum Vision for 2020 with investors in May.”

About PolyOne
PolyOne Corporation, with 2014 revenues of $3.8 billion, is a premier provider of specialized polymer materials, services and solutions. The company is dedicated to serving customers in diverse industries around the globe, by creating value through collaboration, innovation and an unwavering commitment to excellence.  Guided by its Core Values, Sustainability Promise and No Surprises Pledge(SM), PolyOne is committed to its customers, employees, communities and shareholders through ethical, sustainable and fiscally responsible principles. For more information, visit www.polyone.com.

To access PolyOne’s news library online, please visit www.polyone.com/news.

# # #

Investor Relations Contact:
Eric R. Swanson
Director, Investor Relations
PolyOne Corporation
+1 440-930-1018
eric.swanson@polyone.com

Media Contact:
Kyle Rose
Vice President, Corporate Communications
PolyOne Corporation
+1 440-930-3162
kyle.rose@polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: our ability to realize anticipated savings and operational benefits from the realignment of assets, including the planned closure of certain manufacturing facilities; the timing of closings and shifts of production to new facilities related to asset realignments and any unforeseen disruptions of service or quality caused by such closings and/or production shifts; separation and severance amounts that differ from original estimates, amounts for non-cash charges related to asset write-offs and accelerated depreciation realignments of property, plant and equipment, that differ from original estimates; our ability to identify and evaluate acquisition targets and consummate acquisitions; the ability to successfully integrate acquired companies into our operations, retain the management teams of acquired companies and retain relationships with customers of acquired companies including, without limitation, Spartech Corporation; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the speed and extent of an economic recovery, including the recovery of the housing market; our ability to achieve new business gains; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; changes in polymer consumption growth rates where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to working capital reductions, cost reductions and employee productivity goals; an inability to raise or sustain prices for products or services; an inability to maintain appropriate relations with unions and employees; our ability to continue to pay cash dividends; the amount and timing of repurchases of our common shares, if any; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Attachment 1
PolyOne Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Sales	$869.3	$923.6	$3,835.5	$3,771.2
Operating (loss)/income	(14.3)	48.7	155.1	231.5
Net (loss)/income from continuing operations attributable to PolyOne shareholders	(14.6)	21.0	78.0	94.0
Basic (loss)/earnings per share from continuing operations attributable to PolyOne shareholders	$(0.16)	$0.22	$0.85	$0.98
Diluted (loss)/earnings per share from continuing operations attributable to PolyOne shareholders	$(0.16)	$0.22	$0.83	$0.97

Senior management uses comparisons of adjusted net income from continuing operations attributable to PolyOne shareholders and diluted earnings per share (EPS) from continuing operations attributable to PolyOne shareholders, excluding special items, to assess performance and facilitate comparability of results. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable measures calculated and presented in accordance with U.S. GAAP (GAAP).

	Three Months Ended December 31, 2014		Three Months Ended December 31, 2013
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net (loss)/income from continuing operations attributable to PolyOne shareholders	$(14.6)	$(0.16)	$21.0	$0.22
Special items, after tax (Attachment 3)	47.5	0.52	4.6	0.04
Adjusted net income / Diluted EPS	$32.9	$0.36	$25.6	$0.26

	Year Ended		Year Ended
	December 31, 2014		December 31, 2013
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to PolyOne shareholders	$78.0	$0.83	$94.0	$0.97
Special items, after tax (Attachment 3)	90.5	0.97	32.6	0.34
Adjusted net income / Diluted EPS	$168.5	$1.80	$126.6	$1.31

Attachment 2
PolyOne Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Sales	$869.3	$923.6	$3,835.5	$3,771.2
Cost of sales	716.7	808.7	3,127.6	3,109.0
Gross margin	152.6	114.9	707.9	662.2
Selling and administrative expense	166.9	93.0	552.8	457.6
Income related to previously owned equity affiliates	—	26.8	—	26.9
Operating income	(14.3)	48.7	155.1	231.5
Interest expense, net	(15.6)	(15.3)	(62.2)	(63.5)
Debt extinguishment costs	—	—	—	(15.8)
Other (expense)/income, net	(1.3)	0.2	(4.5)	(1.2)
(Loss)/income from continuing operations, before income taxes	(31.2)	33.6	88.4	151.0
Income tax benefit/(expense)	16.2	(13.0)	(11.2)	(58.1)
Net (loss)/income from continuing operations	(15.0)	20.6	77.2	92.9
Income from discontinued operations, net of income taxes	—	3.6	1.2	149.8
Net (loss)/income	(15.0)	24.2	78.4	242.7
Net loss attributable to noncontrolling interests	0.4	0.4	0.8	1.1
Net (loss)/income attributable to PolyOne common shareholders	$(14.6)	$24.6	$79.2	$243.8

(Loss)/earnings per common share attributable to PolyOne common shareholders - Basic:
Continuing operations	$(0.16)	$0.22	$0.85	$0.98
Discontinued operations	—	0.04	0.01	1.57
Total	$(0.16)	$0.26	$0.86	$2.55

(Loss)/earnings per common share attributable to PolyOne common shareholders - Diluted:
Continuing operations	$(0.16)	$0.22	$0.83	$0.97
Discontinued operations	—	0.03	0.02	1.56
Total	$(0.16)	$0.25	$0.85	$2.53

Cash dividends declared per share of common stock	$0.10	$0.08	$0.34	$0.26

Weighted-average shares used to compute earnings per share:
Basic	90.1	95.7	92.3	95.5
Diluted	90.1	97.2	93.5	96.5

Attachment 3
PolyOne Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Cost of sales:
Restructuring costs	$(13.1)	$(11.3)	$(54.0)	$(16.1)
Reimbursement of previously incurred environmental costs	2.1	3.4	3.7	23.5
Environmental remediation costs	(2.6)	(52.6)	(10.3)	(61.2)
Acquisition related costs	(0.2)	—	(0.2)	(7.6)
Pension & other post-retirement benefits - mark-to-market adjustment	(2.0)	1.6	(2.0)	1.6
Impact on cost of sales	(15.8)	(58.9)	(62.8)	(59.8)

Selling and administrative expense:
Employee separation and restructuring costs	(10.9)	(17.3)	(49.6)	(38.2)
Unrealized gain on foreign currency option contracts	—	0.2	—	1.1
Acquisition/divestiture related costs	(2.5)	(0.4)	(3.6)	(7.6)
Legal related and other	3.5	(0.6)	5.6	5.2
Pension & other post-retirement benefits - mark-to-market adjustment	(54.5)	42.4	(54.5)	42.4
Impact on selling and administrative expense	(64.4)	24.3	(102.1)	2.9

Gain on sale of investment in equity affiliates	—	26.8	—	26.9
Impact on operating (loss)/income	(80.2)	(7.8)	(164.9)	(30.0)

Debt extinguishment costs	—	—	—	(15.8)
Bridge loan commitment fees – interest expense	—	—	—	(1.9)
Other income, net	0.1	—	0.7	1.4
Impact on (loss)/income from continuing operations before income taxes	(80.1)	(7.8)	(164.2)	(46.3)
Income tax benefit on above special items	29.0	2.9	63.2	15.9
Tax adjustments (2)	3.6	0.3	10.5	(2.2)
Impact of special items on net (loss)/income attributable to PolyOne Shareholders	$(47.5)	$(4.6)	$(90.5)	$(32.6)

Basic adjusted earnings per common share impact	$(0.53)	$(0.05)	$(0.98)	$(0.34)
Diluted adjusted earnings per common share impact	$(0.52)	$(0.04)	$(0.97)	$(0.34)

Weighted average shares used to compute adjusted earnings per share:
Basic	90.1	95.7	92.3	95.5
Diluted	91.3	97.2	93.5	96.5

(1) Special items are a non-GAAP financial measure. Special items include charges related to specific strategic initiatives or financial restructurings such as: consolidation of operations; debt extinguishment costs; employee separation costs resulting from personnel reduction programs, plant phase-in costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other postretirement benefit plans; environmental remediation costs, fines, penalties, remediation costs and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; unrealized gains and losses from foreign currency option contracts; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2)	Tax adjustments include the net tax expense (benefit) from one-time income tax items and deferred income tax valuation allowance adjustments.

Attachment 4
PolyOne Corporation
Condensed Consolidated Balance Sheets
(In millions)

	Year Ended December 31, 2014	Year Ended December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$238.6	$365.2
Accounts receivable, net	396.8	428.0
Inventories, net	309.0	342.5
Other current assets	98.3	117.9
Total current assets	1,042.7	1,253.6
Property, net	596.7	646.2
Goodwill	590.6	559.0
Intangible assets, net	362.7	365.8
Other non-current assets	118.5	119.5
Total assets	$2,711.2	$2,944.1

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$61.8	$12.7
Accounts payable	365.9	386.9
Accrued expenses and other liabilities	173.5	209.3
Total current liabilities	601.2	608.9
Non-current liabilities:
Long-term debt	962.0	976.2
Pension and other post-retirement benefits	103.7	77.3
Deferred income taxes	88.8	133.8
Other non-current liabilities	178.3	169.4
Total non-current liabilities	1,332.8	1,356.7
Shareholders’ equity:
PolyOne shareholders’ equity	776.3	976.8
Noncontrolling interests	0.9	1.7
Total equity	777.2	978.5
Total liabilities and shareholders’ equity	$2,711.2	$2,944.1

Attachment 5

PolyOne Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Year Ended December 31,
	2014	2013
Operating activities
Net income	$78.4	$242.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	123.9	109.8
Debt extinguishment costs	—	15.8
Provision for doubtful accounts	0.4	0.2
Stock compensation expense	14.2	16.5
Gain on sale of business	(1.2)	(223.7)
Income related to previously owned equity affiliates	—	(26.9)
Changes in assets and liabilities, net of the effect of acquisitions and divestitures:
Decrease in accounts receivable	24.4	26.9
Decrease in inventories	28.4	20.4
Decrease in accounts payable	(15.2)	(16.6)
Increase/(decrease) in pension and other post-retirement benefits	30.0	(124.5)
(Decrease)/increase in accrued expenses and other assets and liabilities - net	(74.9)	68.4
Net cash provided by operating activities	208.4	109.0

Investing activities
Capital expenditures	(92.8)	(76.4)
Business acquisitions, net of cash acquired	(47.2)	(259.4)
Proceeds from sale of businesses and other assets	28.2	275.7
Net cash used by investing activities	(111.8)	(60.1)

Financing activities
Repayment of long-term debt	(8.0)	(343.3)
Premium on early extinguishment of long-term debt	—	(4.6)
Proceeds from long-term debt	—	600.0
Debt financing costs	—	(13.0)
Borrowing under credit facilities	168.6	129.0
Repayment under credit facilities	(122.8)	(117.5)
Purchase of common shares for treasury	(233.2)	(131.6)
Exercise of stock awards	6.9	7.3
Cash dividends paid	(29.9)	(21.5)
Net cash (used)/provided by financing activities	(218.4)	104.8
Effect of exchange rate changes on cash	(4.8)	1.5
(Decrease)/increase in cash and cash equivalents	(126.6)	155.2
Cash and cash equivalents at beginning of year	365.2	210.0
Cash and cash equivalents at end of year	$238.6	$365.2

Attachment 6
PolyOne Corporation
Business Segment and Platform Operations (Unaudited)
(In millions)

Operating income at the segment level does not include: special items as defined on Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Sales:
Global Color, Additives and Inks	$190.5	$198.6	$850.8	$852.3
Global Specialty Engineered Materials	137.3	146.2	598.3	615.5
Designed Structures and Solutions	127.6	169.2	617.5	597.4
Specialty Platform	455.4	514.0	2,066.6	2,065.2
Performance Products and Solutions	184.8	188.9	816.6	773.2
PolyOne Distribution	262.8	257.1	1,114.4	1,075.2
Corporate and eliminations	(33.7)	(36.4)	(162.1)	(142.4)
Sales	$869.3	$923.6	$3,835.5	$3,771.2

Gross margin:
Global Color, Additives and Inks	$65.1	$63.1	$293.5	$277.8
Global Specialty Engineered Materials	37.4	35.8	163.2	153.2
Designed Structures and Solutions	19.3	26.3	97.5	83.9
Specialty Platform	121.8	125.2	554.2	514.9
Performance Products and Solutions	22.8	23.5	109.0	102.0
PolyOne Distribution	26.1	24.7	114.0	108.6
Corporate and eliminations	(18.1)	(58.5)	(69.3)	(63.3)
Gross margin	$152.6	$114.9	$707.9	$662.2

Selling and administrative expense:
Global Color, Additives and Inks	$38.4	$43.1	$168.6	$173.8
Global Specialty Engineered Materials	20.6	24.0	90.8	96.0
Designed Structures and Solutions	11.4	14.3	52.4	50.5
Specialty Platform	70.4	81.4	311.8	320.3
Performance Products and Solutions	11.1	11.5	45.9	46.0
PolyOne Distribution	11.1	11.1	45.8	45.3
Corporate and eliminations	74.3	(11.0)	149.3	46.0
Selling and administrative expense	$166.9	$93.0	$552.8	$457.6

Operating income:
Global Color, Additives and Inks	$26.7	$20.0	$124.9	$104.0
Global Specialty Engineered Materials	16.8	11.8	72.4	57.2
Designed Structures and Solutions	7.9	12.0	45.1	33.4
Specialty Platform	51.4	43.8	242.4	194.6
Performance Products and Solutions	11.7	12.0	63.1	56.0
PolyOne Distribution	15.0	13.6	68.2	63.3
Corporate and eliminations	(92.4)	(20.7)	(218.6)	(82.4)
Operating (loss)/income	$(14.3)	$48.7	$155.1	$231.5

Specialty Platform consists of our three specialty segments: Global Specialty Engineered Materials; Global Color, Additives and Inks; and Designed Structures and Solutions. We present Specialty Platform sales, gross margin, selling and administrative expense, and operating income because management believes that this is useful information to investors by highlighting our collective progress in advancing our specialization strategy.

Attachment 7

PolyOne Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items, operating income before special items and free cash flow to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and that current levels may serve as a base for future performance. In addition, operating income before the effect of special items is a component of various PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition of special items.

	Three Months Ended December 31,		Year Ended December 31,
Reconciliation to Consolidated Statements of Income	2014	2013	2014	2013

Sales	$869.3	$923.6	$3,835.5	$3,771.2

Gross margin before special items	168.4	173.8	770.7	722.0
Special items in gross margin (Attachment 3)	(15.8)	(58.9)	(62.8)	(59.8)
Gross margin - GAAP	$152.6	$114.9	$707.9	$662.2

Gross margin, before special items, as a percent of sales	19.4%	18.8%	20.1%	19.1%

Operating income adjusted	65.9	56.5	320.0	261.5
Special items in operating income (Attachment 3)	(80.2)	(7.8)	(164.9)	(30.0)
Operating (loss)/income - GAAP	$(14.3)	$48.7	$155.1	$231.5

Operating income, before special items, as a percent of sales	7.6%	6.1%	8.3%	6.9%

The tables below reconcile pre-special income tax expense and the pre-special effective tax rate to their most comparable US GAAP figures.

	Three Months Ended			Year Ended
	December 31, 2014			December 31, 2014
	GAAP Results	Special Items	Pre-special Results	GAAP Results	Special Items	Pre-special Results

(Loss)/income from continuing operations, before income taxes	$(31.2)	$80.1	$48.9	$88.4	$164.2	$252.6

Income tax benefit/(expense) - GAAP	16.2	—	16.2	(11.2)	—	(11.2)
Tax benefit on special items (Attachment 3)	—	(29.0)	(29.0)	—	(63.2)	(63.2)
Tax specials - (benefit) (Attachment 3)	—	(3.6)	(3.6)	—	(10.5)	(10.5)
Income tax benefit/(expense)	$16.2	$(32.6)	$(16.4)	$(11.2)	$(73.7)	$(84.9)

Effective Tax Rate	51.9%		33.5%	12.7%		33.6%

	Three Months Ended			Year Ended
	December 31, 2013			December 31, 2013
	GAAP Results	Special Items	Pre-special Results	GAAP Results	Special Items	Pre-special Results

Income from continuing operations, before income taxes	$33.6	$7.8	$41.4	$151.0	$46.3	$197.3

Income tax expense - GAAP	(13.0)	—	(13.0)	(58.1)	—	(58.1)
Tax benefit on special items (Attachment 3)	—	(2.9)	(2.9)	—	(15.9)	(15.9)
Tax specials - (benefit)/expense (Attachment 3)	—	(0.3)	(0.3)	—	2.2	2.2
Income tax expense	$(13.0)	$(3.2)	$(16.2)	$(58.1)	$(13.7)	$(71.8)

Effective Tax Rate	38.7%		39.1%	38.5%		36.4%

Free cash flow is calculated as follows:

	YTD	YTD
	12/31/2014	12/31/2013
Net cash provided by operating activities	$208.4	$109.0
Capital expenditures	(92.8)	(76.4)
Free cash flow	$115.6	$32.6

Liquidity is calculated as follows:

As of December 31,
(In millions)	2014
Cash and cash equivalents	$238.6
Revolving credit availability	236.4
Liquidity	$475.0

Net debt to adjusted EBITDA is calculated as follows:

Year Ended
(In millions)	December 31, 2014
Short-term portion and current portion of long-term debt	$61.8
Long-term debt	962.0
Less: Cash and cash equivalents	(238.6)
Net Debt	$785.2

Operating Income	$155.1
Other expense, net	(4.5)
Depreciation and amortization	123.9
Special items, impact on operating (loss)/income (Attachment 3)	164.9
Accelerated depreciation included in special items	(23.1)
Adjusted EBITDA	$416.3

Net Debt/Adjusted EBITDA	1.9